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                                                                    EXHIBIT 99.1

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Listed on the New York Stock Exchange (CLP)                        NEWS RELEASE
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  COLONIAL PROPERTIES TRUST AND CORNERSTONE REALTY INCOME TRUST, INC. TO MERGE

  STRATEGIC TRANSACTION WILL MORE THAN DOUBLE COLONIAL PROPERTIES' MULTIFAMILY
       PORTFOLIO NOI AND DIVERSIFY ITS GEOGRAPHIC MIX BY ADDING ASSETS IN
                              HIGH GROWTH MARKETS

BIRMINGHAM, ALA., OCTOBER 25, 2004 -- Colonial Properties Trust (NYSE: CLP), a real estate investment trust (REIT) that owns a diversified portfolio of multifamily, office and retail properties, and Cornerstone Realty Income Trust, Inc. (NYSE: TCR) ("Cornerstone"), a Richmond, Virginia-based REIT focused on multifamily communities, today announced that they have entered into a definitive merger agreement under which Cornerstone will merge into Colonial Properties. The total transaction value, including the assumption or repayment of Cornerstone debt, is approximately $1.5 billion, or $10.80 per share, based on Colonial Properties' closing price as of October 22, 2004. The transaction is expected to close during the first quarter of 2005.

"This is truly a company-changing event," stated Thomas H. Lowder, Colonial Properties' chairman and chief executive officer. "The combined company will have a total enterprise value in excess of $5 billion and possess one of the largest Sunbelt focused multifamily platforms. With the acquisition of Cornerstone, Colonial Properties achieves three primary corporate objectives. We significantly increase our multifamily portfolio, diversify our Net Operating Income (NOI) stream geographically and further expand our presence in high growth metropolitan statistical areas (MSAs). We expect our multifamily portfolio to generate over 50 percent of our 2005 pro forma NOI versus approximately 29 percent in 2004. No single state will account for more than 27 percent of our 2005 pro forma NOI which compares to approximately 42 percent in 2004."

Lowder also commented, "We reconfirm our funds from operations (FFO) guidance for 2005 and we intend to maintain our current common dividend policy."

Glade M. Knight, Cornerstone's chairman and chief executive officer, who has agreed to join Colonial Properties' board of directors after the merger, said, "This transaction is a wonderful strategic fit for Cornerstone and at the same time provides our shareholders with a premium and the ability to participate in the recovery of our combined Sunbelt markets. We have admired Colonial Properties' assets and their people for a long time and are excited about the prospects of our new company."

TRANSACTION DETAILS
The transaction will be structured as a common and preferred stock election merger, with Cornerstone shareholders having the right to elect to receive the merger consideration in Colonial Properties common or preferred depositary shares, subject to the restriction that the preferred depositary shares issued shall not exceed 25 percent of the total merger consideration. The merger agreement provides that Cornerstone shareholders who elect to receive common stock will receive 0.2584 Colonial Properties shares for each Cornerstone share. Cornerstone shareholders who elect to receive redeemable preferred depositary shares will receive 0.4200 shares of $25 liquidation preference redeemable Series E Preferred Depositary Shares



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[COLONIAL
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Listed on the New York Stock Exchange (CLP)                        NEWS RELEASE
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with a dividend rate of 7.62 percent which will be listed on the NYSE. The exchange ratios are subject to minor adjustments related to certain tax matters.

Depending upon the shareholder's election, Colonial Properties expects to issue approximately 11 to 14 million shares of new common stock and up to approximately $150 million of new preferred securities and refinance or assume approximately $850 million of Cornerstone's existing secured debt. The transaction, which remains subject to approval by the common shareholders of Colonial Properties and Cornerstone, has been unanimously approved by both boards of directors.

Cornerstone will have the right to terminate the transaction if Colonial Properties' average share price for the 20 days preceding 10 days prior to the close of the transaction is below $31.00. However, in the event Colonial Properties' share price is below such level, Colonial Properties has the right to continue the transaction through the payment, at its sole option, of additional Colonial Properties common stock or cash to provide Cornerstone shareholders value equivalent to that which they would have received had the Colonial Properties stock price been $31.00 for such measurement period. Colonial Properties will have the right to terminate if the average of its share price exceeds $49.00 for 20 consecutive days preceding 10 days prior to the close of the transaction.

Colonial Properties was advised by Banc of America Securities LLC, which rendered a fairness opinion to the Colonial Properties Board of Directors. Citigroup Global Markets Inc. acted as co-advisor. Colonial Properties' legal advisors were Hogan & Hartson L.L.P., Leitman, Siegal & Payne, P.C. and Sirote Permutt, P.C. Cornerstone was advised by Wachovia Securities. McGuireWoods LLP acted as its legal advisor.

CONFERENCE CALL
Colonial Properties and Cornerstone will hold a joint conference call Monday, October 25, 2004 at 10:00AM Eastern/9:00AM Central. To participate, dial 1-877-500-9123. For international access to the call, please dial 706-643-7652. A replay will be available for 30 days by dialing 1-800-642-1687; for international access to the recording, please dial 1-706-645-9291. The Conference ID is 1768266. Access to the live call and a replay will be available through the Company's website at www.colonialprop.com under "Investor Relations:
Shareholder Information."

The Company will have a slide presentation available to augment management's formal presentation, which will be accessible via the Company's website at www.colonialprop.com under "Investor Relations: Shareholder Information."

ABOUT COLONIAL PROPERTIES
Colonial Properties Trust is a diversified REIT that, through its subsidiaries, owns a portfolio of multifamily, office and retail properties where you live, work and shop in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Texas and Virginia. Colonial Properties Trust performs development, acquisition, management, leasing and brokerage services for its portfolio and properties owned by third parties. Colonial Properties Trust is a diversified REIT, which has a total market capitalization of $3.7 billion. The foundation of Colonial Properties' success is its live, work and shop diversified investment strategy. The Company manages or leases 23,786 apartment units, 6.7 million square feet of office space and 16.3 million square feet of retail shopping space. Additional information on


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[COLONIAL
PROPERTIES TRUST
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Listed on the New York Stock Exchange (CLP)                        NEWS RELEASE
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Colonial Properties Trust is available on the Internet at www.colonialprop.com.
The Company, headquartered in Birmingham, Ala., is listed on the New York Stock Exchange under the symbol "CLP" and is included in the S&P SmallCap 600 Index.

ABOUT CORNERSTONE REALTY INCOME TRUST, INC.
Cornerstone Realty Income Trust, Inc. (NYSE: TCR) is a fully integrated, self-managed and self-advised real estate company that has operated as a real estate investment trust (REIT) since 1993. The company focuses on the ownership and management of multifamily communities in select markets in Virginia, North Carolina, South Carolina, Georgia and Texas. Currently Cornerstone owns 87 apartment communities with 22,910 units, a third-party property management business, apartment land under development, and ownership interests in four joint ventures. Cornerstone is headquartered in Richmond, Virginia and its common stock trades on the New York Stock Exchange under the symbol "TCR." For more information about Cornerstone, visit the company's web site at www.CornerstoneREIT.com.

FORWARD LOOKING STATEMENTS
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding Company and property performance, and is based on the Company's current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, competitive factors specific to markets in which Colonial Properties operates, legislative or other regulatory decisions, future interest rate levels or capital markets conditions. The Company assumes no liability to update this information. For more details, please refer to the Company's SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
In connection with the proposed merger of Cornerstone Realty Income Trust, Inc. with and into Colonial Properties Trust, Cornerstone and Colonial Properties intend to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. INVESTORS AND SECURITY HOLDERS OF CORNERSTONE AND COLONIAL PROPERTIES ARE URGED TO READ THE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CORNERSTONE, COLONIAL PROPERTIES AND THE MERGER. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Cornerstone and Colonial Properties with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Colonial Properties by directing a written request to Colonial Properties Trust, 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203, Attention: Investor Relations, and free copies of the documents filed with the SEC by Cornerstone by directing a written request to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, Virginia 23219, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.


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[COLONIAL
PROPERTIES TRUST
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Listed on the New York Stock Exchange (CLP)                        NEWS RELEASE
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Cornerstone, Colonial Properties and their respective executive officers, trustees and directors may be deemed to be participants in the solicitation of proxies from the security holders of Cornerstone and Colonial Properties in connection with the merger. Information about those executive officers and directors of Cornerstone and their ownership of Cornerstone common shares is set forth in the proxy statement for Cornerstone's 2004 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2004. Information about the executive officers and trustees of Colonial Properties and their ownership of Colonial Properties common stock and limited partnership units in Colonial Realty Limited Partnership is set forth in the proxy statement for Colonial Properties' 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 22, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of Cornerstone, Colonial Properties and their respective executive officers, trustees and directors in the merger by reading the proxy statement and prospectus regarding the merger when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of
Section 10 of the Securities Act of 1933, as amended.


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Contact: Weston M. Andress, CFO/CIO, Colonial Properties Trust 704-376-3391
         Barbara M. Pooley, SVP Investor Relations, Colonial Properties Trust
          704-376-1774
         Linda S. Geiss, VP Media Relations, Colonial Properties Trust
          205-250-8768
         Mark Murphy, Director Investor Relations, Cornerstone Realty Income
          Trust 804-643-1761